UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     November 6, 2015

VITRO DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-17378	84-1012042
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

4621 Technology Drive, Golden CO  80403
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 999-2130

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION
OF DIRECTOR; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

 On November 27, 2015, Jeff Liter voluntarily tendered his resignation as a member of the Board of Directors of Vitro Diagnostics, Inc.  The resignation was effective November 6, 2015.

ITEM 3.02      SALE OF UNREGISTERED SECURITIES

 On November 30, 2015, the Company issued a 6% unsecured convertible promissory note in the principal amount of $36,288 in favor of Clifford Neuman representing accrued and unpaid fees for legal services rendered for the Company.  The note is due on 30 days’ demand and is convertible, at the option of the holder, into shares of the Company’s common stock at a conversion price of $0.04 per share, which was the closing price of the Company’s common stock on the over-the-counter market on November 4, 2014, the date when the terms of the note were agreed upon.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vitro Diagnostics, Inc. (Registrant)

Dated: November 30, 2015	__/s/James R. Musick James R. Musick, President and Chief Executive Officer

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